EXHIBIT P
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                                    FORM OF

                         REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG



                                 SALTON, INC.,


                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.


                                      AND


             HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS GP, L.P.




                   __________________________________________

                       DATED AS OF ____________ __, 2007

                   __________________________________________







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

                               TABLE OF CONTENTS

                                                                           Page


1.   REGISTRATION RIGHTS.....................................................2
     1.1      DEFINITIONS....................................................2
     1.2      REQUEST FOR REGISTRATION.......................................3
     1.3      COMPANY REGISTRATION...........................................5
     1.4      FORM S-3 REGISTRATION..........................................6
     1.5      OBLIGATIONS OF THE COMPANY.....................................7
     1.6      REGISTRATION IN CONNECTION WITH HEDGING TRANSACTIONS..........11
     1.7      FURNISH INFORMATION; LIMITATION OF OBLIGATIONS................12
     1.8      EXPENSES OF REGISTRATIONS.....................................12
     1.9      INDEMNIFICATION...............................................12
     1.10     RULE 144 REPORTING............................................15
     1.11     ASSIGNMENT OF REGISTRATION RIGHTS.............................15
     1.12     LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.................15
     1.13     ADDITIONAL RESTRICTIONS.......................................16
     1.14     CONFIDENTIAL INFORMATION......................................16
     1.15     TERMINATION OF REGISTRATION RIGHTS............................16

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................16

3.   MISCELLANEOUS..........................................................17
     3.1      SUCCESSORS AND ASSIGNS........................................17
     3.2      GOVERNING LAW.................................................17
     3.3      COUNTERPARTS..................................................17
     3.4      NOTICES.......................................................17
     3.5      ATTORNEYS' FEES...............................................18
     3.6      AMENDMENTS AND WAIVERS........................................18
     3.7      OTHER AGREEMENTS..............................................18
     3.8      SPECIFIC PERFORMANCE..........................................18
     3.9      SEVERABILITY..................................................18
     3.10     RULES OF CONSTRUCTION.........................................19
     3.11     ENTIRE AGREEMENT..............................................19



EXHIBITS

Exhibit A - Shares of Common Stock
Exhibit B - Addresses for Notice



                                      (i)

                                    FORM OF

                         REGISTRATION RIGHTS AGREEMENT

                THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of _________ ___, 2007 by and between Salton, Inc., a Delaware corporation (the "COMPANY"), Harbinger Capital Partners Master Fund I, Ltd., a company organized under the laws of the Cayman Islands ("HCP MASTER FUND") and Harbinger Capital Partners Special Situations GP, L.P., a Delaware limited partnership (together with HCP Master Fund, the "INVESTORS").

                WHEREAS, pursuant to the Stock Purchase Agreement, dated as of December 28, 2006, by and among the Company and HCP Master Fund, HCP Master Fund purchased 701,600 shares of Common Stock (as hereinafter defined) (the "PRE-MERGER HCP COMMON STOCK");

                WHEREAS, pursuant to the Registration Rights Agreement (the "HCP REGISTRATION RIGHTS AGREEMENT"), dated as of December 28, 2006, by and among the Company and HCP Master Fund, HCP Master Fund was granted registration rights with respect to the Pre-Merger HCP Common Stock;

                WHEREAS, the Company and HCP Fund wish to terminate the HCP Registration Rights Agreement and replace it in its entirety with this Agreement;

                WHEREAS, the Investors own all of the issued and outstanding shares of common stock, par value $0.01 per share, of APN Holding Company, Inc., a Delaware corporation ("APPLE HOLDCO");

                WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of January __, 2007 (as the same may be amended, modified and supplemented from time to time prior to the date hereof, the "MERGER AGREEMENT"), by and among the Company, SFP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company ("MERGERSUB") and Apple Holdco, MergerSub will merge with and into Apple Holdco and each outstanding share of the common stock, par value $0.01 per share, of Apple Holdco will be converted into the right to receive fully paid and non assessable shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"); and

                WHEREAS, after giving effect to the transactions contemplated by the Merger Agreement, each Investor will own the number of shares of Common Stock set forth opposite such Investor's name on SCHEDULE A hereto.

                NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

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1.      REGISTRATION RIGHTS.

        1.1     DEFINITIONS.

                For purposes of this Agreement:

                (a) "DISCLOSURE PACKAGE" means (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale (including, without limitation, a contract of sale).

                (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                (c) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                (d) "FREE WRITING PROSPECTUS" means any "free writing prospectus," as defined in Rule 405 of the Securities Act.

                (e) "HEDGING COUNTERPARTY" means a broker-dealer registered under Section 15(b) of the Exchange Act or an affiliate thereof or any other financial institution or third party.

                (f) "HEDGING TRANSACTION" means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a "derivative security" (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Registrable Class Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

                        (i) transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;

                        (ii) transactions pursuant to which a Holder sells short Registrable Class Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position; and

                        (iii) transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act.

                (g) "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.11 hereof.

                (h) "LAW" means any statute, law, ordinance, rule or regulation of any governmental entity.

                (i) "PUBLIC SALE" means any sale of Registrable Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act or any other public offering not required to be registered under the Securities Act.

                (j) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                (k) "REGISTRABLE CLASS SECURITIES" means securities of the Company that are of the same class and series as the Registrable Securities.

                (l) "REGISTRABLE SECURITIES" means (i) the Common Stock owned by Holders on the date hereof (which include the Pre-Merger HCP Common Stock and the Common Stock received by the Investors pursuant to the Merger Agreement); (ii) any shares of Common Stock acquired after the date hereof by any of the Holders and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above; PROVIDED, that Registrable Securities shall not include shares of Common Stock previously (A) sold in a Public Sale, or (B) sold in a transaction in which the transferor's rights hereunder are not assigned in accordance with Section 1.11 hereof.

                (m)     The number of shares of  "REGISTRABLE  SECURITIES  THEN
OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                (n)     The  term  "SEC"  means  the  Securities  and  Exchange
Commission.

                (o) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        1.2     REQUEST FOR REGISTRATION.

                (a) If at any time after __________(1) the Company shall receive a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of at least 10% of the Registrable Securities then outstanding, or

------------
(1)  Insert date that is 90 days after the closing of the Merger
a  lesser  percent  if  the  anticipated   aggregate  offering  price,  net  of
underwriting discounts and commissions, would exceed $5.0 million, then the Company shall:

                        (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                        (ii) use commercially reasonable efforts to effect promptly, the registration under the Securities Act of all Registrable
Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), in a written request received by the Company within fifteen (15) days of the making of the notice pursuant to Section 1.2(a)(i).

                (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters will be selected by the Company, subject to the approval of a majority in interest of the Initiating Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(i)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder at the time of the filing of the registration statement; PROVIDED, HOWEVER, that the number of shares of Registrable Securities held by Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's chief executive officer or the chairman of the board of directors of the Company (the "BOARD") stating that in the good faith judgment of the Board, as evidenced by a resolution by the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; PROVIDED, that the Company may not utilize this right more than once in any twelve month period; PROVIDED FURTHER, that this right is cumulative to the right under Section 1.4(b)(iii) such that the Company may only defer the filing of a registration statement under Section 1.2(c) or Section 1.4(b)(iii) once in any twelve-month period.

                (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                        (i) After the Company has effected five (5) registrations pursuant to this Section 1.2 and such registration statements have been declared or ordered effective and have remained effective for a period of at least 180 days; PROVIDED, that if such request pursuant to this
Section 1.2 is subsequently withdrawn by the requester in writing, it shall not be counted against the limitation of requests set forth in this Section 1.2(d)(i);

                        (ii) If the Company has effected a registration pursuant to this Section 1.2 within the preceding six (6) months, and such registration has been declared or ordered effective; or

                        (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

        1.3     COMPANY REGISTRATION.

                (a) If (but without any obligation to do so) the Company proposes to register any of its capital stock under the Securities Act for its own account or the account of any of its stockholders with registration rights (other than in connection with a registration effected solely to implement an employee benefit plan or arrangement or a business combination transaction or any other similar transaction for which a registration statement on Form S-4 under the Securities Act or any comparable successor form is applicable), the Company will promptly give written notice thereof to the Holders of Registrable Securities at least twenty (20) days prior to the filing of such registration statement, or such lesser time that is reasonable taking into account the Company's contractual obligation to file such registration statement. Upon the written request of each Holder given within fifteen (15) days after the giving of such notice by the Company, the Company shall, subject to the provisions of this Section 1.3, cause to be registered under the Securities Act in such registration statement all of the Registrable Securities that each such Holder has requested to be registered.

                (b) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Regardless of any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a reduction in the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first, to the Company and the Person or Persons requesting such registration (if other than the Company) shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then second, all other holders of securities having the right to include such securities in such registration
(including the Holders of the Registrable Securities) shall be entitled to participate pro rata based on the number of shares requested to be sold by such Holders. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.

        1.4     FORM S-3 REGISTRATION.

                  Notwithstanding anything in Section 1.2 or Section 1.3 to the contrary, if at any time after ______________,(2) in case the Company shall receive from any Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and the Company is then eligible to use Form S-3 for the resale of Registrable Securities, the Company will:

                (a)     promptly   give   written   notice   of  the   proposed
registration, and any related qualification or compliance, to all other Holders; and

                (b) promptly effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

                        (i) if Form S-3 is not available for such offering by the Holders;

                        (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2.5 million;

                        (iii) if the Company shall furnish to the Holders a certificate signed by the Company's chief executive officer or chairman of the Board stating that in the good faith judgment of the Board as evidenced by a resolution by the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.4; PROVIDED, that the Company shall not utilize this right more than once in any twelve-month period; PROVIDED FURTHER, that this right is cumulative to the right under Section 1.2(c) such that the Company may only defer the filing of a registration statement under Section 1.2(c) or Section 1.4(b)(iii) once in any twelve-month period;

------------
(2)  Insert date that is 90 days after the closing of the Merger.

                        (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.3, PROVIDED, THAT any such registration shall be deemed to have been "effected" if the registration statement relating thereto (A) has become or been declared or ordered effective under the Securities Act, and any of the Registrable
Securities of the Initiating Holder(s) included in such registration have actually been sold thereunder and (B) has remained effective for a period of at least 180 days; or

                        (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2 or
Section 1.3 respectively.

                (d)     If the Holders  intend to  distribute  the  Registrable
Securities covered by their request under this Section 1.4 by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in subsection 1.4(a). The underwriter or underwriters will be selected by the Company, subject to the approval of a majority in interest of the Holders participating in such registration. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders participating in the registration and the Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(i)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.4, if the managing underwriter advises the Company and the Holders participating in such underwriting in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all Holders thereof, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder at the time of the filing of the registration statement; provided, however, that the number of shares of Registrable Securities held by Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

        1.5     OBLIGATIONS OF THE COMPANY.

                  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; PROVIDED, that, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of when (i) the Holders have sold all of such Registrable Securities and (ii) the Holders may sell all of such Registrable Securities on a single day pursuant to Rule 144(k) promulgated under the Securities Act as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders..

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement PROVIDED that before filing a registration statement, or any amendments or supplements thereto, the Company will furnish to counsel selected by the Holders of the Registrable Securities covered by such registration statement to represent such Holders, copies of all documents proposed to be filed, which documents (other than the documents incorporated by reference therein) will be subject to the review of such counsel.

                (c) Furnish to the Holders and any Hedging Counterparty, if any, such numbers of copies of such registration statement, the prospectus included in such registration statement (including each preliminary prospectus, summary prospectus and Free Writing Prospectus), and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities owned by such Holder or Hedging Counterparty.

                (d) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, (ii) subject itself to taxation in any jurisdiction or (iii) in the case of a registration pursuant to Section 1.3, register or qualify such Holder's Registrable Securities in any jurisdiction where shares to be sold by the Company or any other Person initiating such registration are not to be registered or qualified.

                (e) Notify each Holder of Registrable Securities covered by such registration statement and any Hedging Counterparty, if applicable, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder or Hedging Counterparty, prepare and furnish to such Holder and Hedging Counterparty a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such amended or supplemental prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (f)     Cause  all  such  Registrable   Securities   registered
pursuant to this Agreement to be listed on any securities exchange on which any shares of the Common Stock are then listed.

                (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                (h) Enter into and perform its obligations under such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 1.9 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities, a Hedging Counterparty, if any, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities or any Registrable Class Securities in connection with any Hedging Transaction.

                (i) Make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement, by any Hedging Counterparty, and by any attorney, accountant or other agent retained by any such seller, any such underwriter, or any such Hedging Counterparty all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, Hedging Counterparty, attorney, accountant or agent in connection with such registration statement.

                (j) Obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent, and, in connection with a Hedging Transaction, to any Hedging Counterparty, an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel.

                (k) Use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus relating to such registration statement, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

                (l) Respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the Commission will not review the registration statement or after it has satisfied comments received from the SEC.

                (m) Promptly notify the Holders of Registrable Securities to be sold and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the receipt of any comments from the SEC,
(iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus, (iv) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement, or of any order preventing or suspending the use of any preliminary prospectus relating to such registration statement, or the initiation of any proceedings for such purpose(s), (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the discovery of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a registration statement, prospectus or any such document so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate. In the event a registration statement is interfered with by any event of the kind described in clauses (iv) through (vii) of the first sentence of this Section 1.5(m) for more than twenty
(20) days,  such  registration  shall not be deemed  "effected" for purposes of
Section 1.2(d) or Section 1.4(b).

                (n) If requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

                (o) Cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request.

                (p) Cooperate with each seller of Registrable Securities, any Hedging Counterparty, and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

                (q) With respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold "by means of" (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such Holders.

                (r)     Make  all   required   filings  of  all  Free   Writing
Prospectuses with the Commission.

                Each Holder shall be deemed to have agreed by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in clauses (iv) through (vii) of subsection (m) of this section 1.5, such Holder will forthwith discontinue its disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this section 1.5 and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in Holder's possession of the prospectus relating to the Registrable Securities current at the time of receipt of such notice.

        1.6     REGISTRATION IN CONNECTION WITH HEDGING TRANSACTIONS.

                (a) The Company acknowledges that from time to time a Holder may seek to enter into one or more Hedging Transactions with a Hedging Counterparty. Notwithstanding anything to the contrary provided herein, the Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of counsel to the Holder (after good faith consultation with counsel to the Company), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Company shall use its commercially reasonable efforts to take such actions (which may include among other things, the filing of a post-effective amendment to any shelf registration statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transactions or sales or transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities.

                (b) The Company agrees to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the Holder and the Hedging Counterparty describing such Hedging Transaction.

                (c) Any information regarding the Hedging Transaction included in a registration statement or prospectus pursuant to this Section 1.6 shall be deemed to be information provided by the Holder selling Registrable Securities pursuant to such registration statement or prospectus for purposes of Section 1.5 of this Agreement.

                (d) If in connection with a Hedging Transaction a Hedging Counterparty or any affiliate thereof is (or may be considered) an underwriter or selling securityholder, then it shall be required to provide customary indemnities to the Company regarding itself, the plan of distribution and like matters.

        1.7     FURNISH INFORMATION; LIMITATION OF OBLIGATIONS.

                It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder as to which a registration is being effected to furnish, and such Holder shall furnish, to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

        1.8     EXPENSES OF REGISTRATIONS.

                All expenses other than underwriting discounts and commissions incurred in connection with registrations pursuant to this Section 1, including without limitation all registration, filing and qualification fees, printers' and accounting fees and reasonable fees and disbursements of counsel for the Company and one counsel for the participating Holders, shall be borne by the Company; PROVIDED, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or
Section 1.4 as applicable, if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear all such expenses incurred), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit one demand registration pursuant to Section 1.2.

        1.9     INDEMNIFICATION.

                (a)     To the  extent  permitted  by  law,  the  Company  will
indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, their respective affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the partners, officers, directors members, representatives, agents and employees of each Holder, and each such person (collectively, the "HOLDER INDEMNIFIED PARTIES"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including without limitation any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case to any Holder Indemnified Party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder Indemnified Party under an instrument duly executed by any such Holder Indemnified Party expressly for use in connection with such registration by such Holder; PROVIDED further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder Indemnified Party to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. For purposes of the last proviso to the immediately preceding sentence, the term "prospectus" shall not be deemed to include the documents, if any, incorporated therein by reference, and no person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or the final prospectus to any person other than a person to whom such underwriter had delivered such incorporated document or documents in response to a written request therefor. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such party and shall survive the transfer of such securities.

                (b) To the extent permitted by law, each Holder shall, if shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter and each other stockholder selling securities under such registration statement against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder expressly for use in connection with such registration; and each Holder shall reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such violation; PROVIDED, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that the liability of each Holder under this Section 1.9(b) shall be limited to an amount equal to the net proceeds actually received and retained by such Holder in the registered public offering out of which such liability arises, unless such liability arises out of or is based on willful misconduct by such Holder.

                (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
1.9 to the extent so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; PROVIDED, that in no event shall any contribution by a Holder that is a selling party under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                (f)     The  obligations  of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

        1.10    RULE 144 REPORTING.

                With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request: (i) a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144 and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        1.11    ASSIGNMENT OF REGISTRATION RIGHTS.

                A Holder may assign any or all of its rights hereunder (but only with all related obligations) to any person or entity to whom the Holder may transfer or assign its Common Stock; provided, THAT: (i) the Company is, within ten (10) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

        1.12    LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.

                The Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant to such holder or prospective holder registration rights superior to or, except with respect to piggyback or incidental registration rights, on parity with those granted under this Section 1.

        1.13    ADDITIONAL RESTRICTIONS.

                So long as this Agreement is in effect, each of the Holders of Registrable Securities agrees that during the 90-day period following the date any Registration Statement (which such Holder had the opportunity to participate in under Section 1.2, 1.3 or 1.4) with respect to an underwritten public offering of equity securities of the Company becomes effective, such Holder will not effect any sale or distribution of equity securities of the Company or any other security of the Company convertible, exchangeable or exercisable (directly or indirectly) for or into equity securities of the Company (other than pursuant to such Registration Statement) including, without limitation, pursuant to Rule 144 or in a transaction which would require registration under the Securities Act, unless the managing underwriter of such public offering otherwise agrees in writing.

        1.14    CONFIDENTIAL INFORMATION.

                Each Holder of Registrable Securities agrees that any information obtained pursuant to this Agreement which the Company identifies to be proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Notwithstanding the foregoing, each Holder of Registrable Securities may disclose such information, on a need to know basis, to their employees, accountants or attorneys (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential) or to the extent required by applicable law, rule, regulation or court order. Each Holder of Registrable Securities further acknowledges, understands and agrees that any confidential information will not be utilized in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

        1.15    TERMINATION OF REGISTRATION RIGHTS.

                No Holder shall be entitled to exercise any right provided for in this Section 1 after such time at which all Registrable Securities held by such Holder (and any affiliate of the Holder or other person with whom such Holder must aggregate sales under Rule 144 of the Securities Act) can be sold without restriction (including volume and manner-of-sale restrictions) on a single day without registration in compliance with Rule 144 of the Securities Act (or any similar provision then in effect) and such Holder has received, upon such Holder's request, an opinion of counsel to the Company to that effect.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                The Company represents and warrants to the Holders as follows:

                (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement have been duly authorized and approved by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                (c) The execution and delivery by Parent of this Agreement and the performance of its obligations hereunder and compliance with the terms hereof do not and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation, bylaws or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, and will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

3.      MISCELLANEOUS.

        3.1     SUCCESSORS AND ASSIGNS.

                This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

        3.2     GOVERNING LAW.

                This Agreement will be governed by and construed in accordance with the internal Laws of the State of New York applicable to Contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

        3.3     COUNTERPARTS.

                This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

        3.4     NOTICES.

                All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address set forth on EXHIBIT B hereto, or at such other address as a party may provide by notice to the other.

        3.5     ATTORNEYS' FEES.

                If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        3.6     AMENDMENTS AND WAIVERS.

                Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable
Securities then outstanding, each future holder of all such Registrable Securities and the Company.

        3.7     OTHER AGREEMENTS.

                Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof. Notwithstanding the foregoing, the Holders acknowledge that the Company has previously entered into (i) the Registration Rights Agreement dated as of August 26, 2005 between the Company and Angelo, Gordon & Co., L.P., (ii) the Registration Rights Agreement dated as of July 15, 1998 by and among the Company and the parties listed on the signature pages thereto and (iii) the Registration Rights Agreement dated as of February 8, 2006 by and between the Company and Silver Point Finance, LLC (as each is in effect on the date hereof, the "PRIOR REGISTRATION RIGHTS AGREEMENTS") and that nothing in this Agreement is intended to, or shall, impair or conflict with the rights of the parties to the Prior Registration Rights Agreements under the terms of the Prior Registration Rights Agreements.

        3.8     SPECIFIC PERFORMANCE.

                The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

        3.9     SEVERABILITY.

                The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.

        3.10    RULES OF CONSTRUCTION.

                (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires, (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law.

                (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        3.11    ENTIRE AGREEMENT.

                  This Agreement constitutes the entire agreement and supersedes the HCP Registration Rights Agreement (which is hereby terminated) and all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, each of the Company and the Investors have caused this Registration Rights Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                   SALTON, INC.



                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:



                                   HARBINGER CAPITAL PARTNERS MASTER
                                   FUND I, LTD.

                                   By: Harbinger Capital Partners Offshore
                                       Manager, L.L.C., ITS INVESTMENT MANAGER


                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:



                                   HARBINGER CAPITAL PARTNERS SPECIAL
                                   SITUATIONS FUND, L.P.

                                   By: Harbinger Capital Partners Special
                                       Situations GP, LLC, ITS GENERAL PARTNER

                                   By: HMC - New York, Inc., ITS MANAGING MEMBER



                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:





               [Signature Page to Registration Rights Agreement]

                                                                      EXHIBIT A
                                                                      ---------


                             SHARES OF COMMON STOCK
                             ----------------------


-------------------------------------------------------------------------------
                                                               SHARES OF
STOCKHOLDER                                                   COMMON STOCK
-------------------------------------------------------------------------------

Harbinger Capital Partners Master Fund I, Ltd.              [              ]

Harbinger Capital Partners Special Situations GP, L.P.      [              ]

                                                                      EXHIBIT B
                                                                      ---------


                              ADDRESSES FOR NOTICE
                              --------------------

SALTON, INC.
1955 W. Field Court
Lake Forest, Illinois  60045
Attention:
Facsimile:  (847) 803-1186

With a copy to:

SONNENSCHEIN NATH & ROSENTHAL LLP
7800 Sears Tower, 233 South Wacker Drive
Chicago, IL  60606 6404
Attention:  Neal Aizenstein
Facsimile:  312.876.7934

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
c/o 555 Madison Avenue, 16th Floor
New York, New York 10022
Attention:  Philip A. Falcone
Facsimile:  (212) 508-3721

With a copy to:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019 6064
Attention:        Bruce A. Gutenplan
Robert B. Schumer
Facsimile:  (212) 757 3990

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS GP, L.P.
c/o 555 Madison Avenue, 16th Floor
New York, New York 10022
Attention:  Philip A. Falcone
Facsimile:  (212) 508-3721

With a copy to:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019 6064
Attention:        Bruce A. Gutenplan
Robert B. Schumer
Facsimile:  (212) 757 3990